Exhibit (c)(8)

Project Baseball

Discussion Materials

3 August 2009

Morgan Stanley

Project Baseball

Table of Contents

Section 1 Summary of Offer

Section 2 Overview of PBG Valuation

Section 3 PepsiCo Overview

Section 4 Pro Forma Impact

Appendix A Supplemental Materials

Morgan Stanley 2

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Section 1

Summary of Offer

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SUMMARY OF OFFER

Summary of PepsiCo's Offer for PBG

- On April 20, PepsiCo announced its proposal to acquire all outstanding shares it does not already own in PBG and PAS
  - Initial offer per PBG share of $29.50
- It made its final offer of $36.50 per share on July 31

Key Offer Terms and Conditions

	Revised Offer (As of 31 July 2009)	Original Offer (Announced on 20 April 2009)
Offer Price / Premium [1]	• $36.50 per share – Premium to unaffected price (4/17): 44.8%	• $29.50 per share – Premium to unaffected price (4/17): 17.1%
Offer Consideration	• 50/50 cash / stock mix: – $18.25 of cash – 0.3216 PepsiCo shares	• 50/50 cash / stock mix: – $14.75 of cash – 0.283 PepsiCo shares
Transaction Metrics [2][3]	• Equity value: $5.7Bn (shares not owned by PepsiCo) • Net debt: $5.3Bn (100%) • LTM (Q2'09) AV/EBITDA [4]: 8.3x	• Equity value: $4.3Bn (shares not owned by PepsiCo) • Net debt: $5.2Bn (100%) • LTM (Dec. '08) AV/EBITDA [4]: 7.0x
PepsiCo Current Ownership	• 33% economic / 40% voting in PBG	• 33% economic / 40% voting in PBG
Inter-Conditionality	• Offer for PBG not conditioned on consummation of transaction with PAS	• Offer for each of PBG and PAS is conditioned on negotiation of definitive documentation and ultimate consummation of the other transaction
Other	• No financing contingency	• "Limited and confirmatory" due diligence to be conducted on PBG and PAS by PepsiCo • "Appropriate limited" due diligence to be conducted on PepsiCo by PBG and PAS • Draft merger agreement to be provided by PepsiCo • No financing contingency • PepsiCo states it will not sell its shares in PBG or PAS and will not vote in favor of another transaction

Notes

1. Offer price under revised offer and original offer calculated based on PEP share price of $56.75 and $52.13 as of close on 7/31/09 and 4/17/09 respectively. PBG unaffected share price at 4/17/09 was $25.20
2. For original 4/17/09 offer, assumes PBG FDSO of 217.9MM, net debt of $5.2Bn and minority interest of $1.1Bn as of end of fiscal year 2008
3. For revised 7/31/09 offer, assumes PBG FDSO of 226.5MM, net debt of $5.3Bn and minority interest of $1.2Bn as of end of Q2'09
4. Multiples calculated using whole company metrics

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Project Baseball

SUMMARY OF OFFER

Trading Statistics Since Unaffected Date

Select Trading Statistics Since Unaffected Date [1]

	Unaffected Date 17-Apr-09	Ann't Date 20-Apr-09	PBG Q1'09 Earnings Ann't 22-Apr-09	PBG Investor Update 02-Jun-09	PBG Q2'09 Earnings Ann't 08-Jul-09	Current 31-Jul-09
PBG						
Stock Price	$25.20	$30.73	$30.32	$34.17	$33.53	$33.95
% Change since Unaffected Date	*NA*	*21.9%*	*20.3%*	*35.6%*	*33.1%*	*34.7%*
'09 P/Ex	**11.5x**	**14.0x**	**13.8x**	**15.2x**	**14.3x**	**14.1x**
Original Implied Offer Price [2]	**$29.50**	**$28.86**	**$28.33**	**$30.42**	**$30.27**	**$30.81**
Revised Implied Offer Price [3]	**$35.02**	**$34.28**	**$33.68**	**$36.06**	**$35.89**	**$36.50**
PAS						
Stock Price	$19.88	$25.04	$24.30	$26.92	$26.42	$26.78
% Change since Unaffected Date	*NA*	*26.0%*	*22.2%*	*35.4%*	*32.9%*	*34.7%*
'09 P/Ex	**11.0x**	**13.9x**	**13.5x**	**14.2x**	**13.9x**	**13.9x**
CCE						
Stock Price	$14.89	$15.27	$15.20	$17.62	$16.87	$18.79
% Change since Unaffected Date	*NA*	*2.6%*	*2.1%*	*18.3%*	*13.3%*	*26.2%*
'09 P/Ex	**12.4x**	**12.7x**	**12.7x**	**13.6x**	**12.9x**	**12.5x**
PEP						
Stock Price	$52.13	$49.86	$47.98	$55.37	$54.85	$56.75
% Change since Unaffected Date	*NA*	*(4.4%)*	*(8.0%)*	*6.2%*	*5.2%*	*8.9%*
'09 P/Ex	**14.2x**	**13.6x**	**13.1x**	**15.1x**	**14.9x**	**15.4x**
KO						
Stock Price	$45.02	$44.33	$42.93	$49.66	$48.51	$49.84
% Change since Unaffected Date	*NA*	*(1.5%)*	*(4.6%)*	*10.3%*	*7.8%*	*10.7%*
'09 P/Ex	**14.4x**	**14.2x**	**13.7x**	**16.2x**	**15.9x**	**16.4x**
S&P 500						
Index	869.60	832.39	843.55	944.74	879.56	987.48
% Change since Unaffected Date	*NA*	*(4.3%)*	*(3.0%)*	*8.6%*	*1.1%*	*13.6%*
'09 P/Ex	**13.2x**	**12.6x**	**12.8x**	**14.3x**	**13.3x**	**15.7x**

Notes

1. P/E multiple statistics based on IBES median consensus EPS data
2. Original implied offer price calculated based on an exchange ratio of 0.283 PEP shares per PBG share and a cash component per PBG share of $14.75
3. Revised implied offer price calculated based on an exchange ratio of 0.3216 PEP shares per PBG share and a cash component per PBG share of $18.25

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Project Baseball

SUMMARY OF OFFER

Relative Historical Trading Valuation

Last Seven Years (as of 4/17/09, Except Where Noted)

NTM Price / Earnings

Averages

Revised Offer Original Offer Unaffected Since LEH Last 7-Year Last 7-Year (1) Multiple (2) NTM (2) 3-NTM Multiple NTM Multiple Bankruptcy Year 7-Year High Low

PBG 14.5x 13.5x 11.5x 9.3x 14.2x 14.6x 20.9x 7.1x PAS 11.0x 9.3x 14.0x 14.5x 19.3x 7.4x CCE 12.4x 9.5x 14.4x 15.3x 24.9x 6.3x PepsiCo 14.2x 14.0x 18.0x 19.1x 24.7x 12.2x KO 14.1x 13.7x 17.8x 19.9x 30.3x 11.9x

NTM Aggregate Value / EBITDA

Averages

Revised Offer Original Offer Unaffected Since LEH Last 7-Year Last 7-Year NTM Multiple (1) (2) (2) Bankruptcy 3-Year 7- NTM Multiple NTM Multiple Year High Low

PBG 8.0x 7.4x 6.8x 6.2x 7.1x 7.2x 9.2x 5.6x PAS 7.1x 6.4x 7.6x 7.4x 10.0x 5.5x CCE 6.5x 5.9x 7.4x 7.7x 9.3x 5.0x PepsiCo 8.9x 9.1x 11.4x 11.6x 14.0x 7.9x KO 10.4x 10.1x 13.0x 14.1x 21.2x 8.8x Source FactSet (based on I/B/E/S Street consensus median NTM estimates)

Notes

1. Based on Street consensus estimates as of 7/31/09 and balance sheet data as of Q2’09

2. Based on Street consensus estimates as of 4/17/09 and balance sheet data as of 2008 10K 6

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Section 2

Overview of PBG Valuation

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Management Base Case Management Upside Case Street Consensus Case

OVERVIEW OF PBG VALUATION

PBG Key Financial Assumptions

Management Base Case and Upside Case vs. Street Consensus Case (1)

CAGR Summary CAGR Summary

Revenue Mgmt. Base (08-13): 2.7% EBITDA (2) Mgmt. Base (08-13): 3.6% $Bn Mgmt. Upside (08-13): 4.1% Mgmt. Upside (08-13): 6.0% Street (08-11): 1.4% $Bn Street (08-11): 1.9%

18 2.4 2.4

16.9

17 2.3

2.2 2.2

16 15.9 15.8

2.1

2.1

15.0

14.9 2.0

15 2.0 1.9 1.9

14.3 14.4

1.9 1.9

13.8 14.1 13.9 1.8

14 13.6 13.7 1.8 1.8 1.8 1.8

13.6

13.2 13.2 1.8 13

12 1.6

‘07a ‘08a ‘09e ‘10e ‘11e ‘12e ‘13e ‘07a ‘08a ‘09e ‘10e ‘11e ‘12e ‘13e

Growth Margin

Mgmt. Base 1.5% (4.1%) 3.3% 4.7% 5.0% 5.1% Mgmt. Base 13.2% 13.4% 13.7% 13.8% 13.8% 13.8% Mgmt. Upside (4.1%) 6.3% 6.1% 6.4% 6.4% Mgmt. Upside 13.4% 13.7% 14.0% 14.3% 14.4% Street (1.5%) 2.6% 3.1% Street 13.3% 13.4% 13.4%

CAGR Summary CAGR Summary

EBITDA Less Capex (2) Mgmt. Base (08-13): 4.3% Earnings per Share (2) Mgmt. Base (08-13): 9.4% Mgmt. Upside (08-13): 8.6% Mgmt. Upside (08-13): 13.1% $Bn Street (08-11): 0.1% $ / Share Street (08-11): 7.6% Street Long Term Growth: 6.5%

1.6 1.6 5

$4.21

1.5

1.4

1.3

1.3 4 $3.67 $3.57

1.2 1.2 1.2 1.2 1.2 1.3 $3.26

1.2 $3.16

1.2

1.1 $2.94 $2.83

1.1 1.0 3 $2.72 $2.61

$2.64

$2.38

1.0 0.9 $2.38 $2.40

$2.25 $2.27

0.8 2

0.6 1

‘07a ‘08a ‘09e ‘10e ‘11e ‘12e ‘13e Growth ‘07a ‘08a ‘09e ‘10e ‘11e ‘12e ‘13e Mgmt. Base 1.1% 4.8% 10.7% 11.7% 10.5% 9.5% Mgmt. Upside 4.8% 14.2% 16.2% 16.1% 14.7% Street 5.8% 8.7% 8.3%

Notes

1. As of 7/31/09

2. Historical values adjusted for non-recurring items 8

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Project Baseball

• Research price targets for PBG (including deal spec) range from $34.00 to $39.00 per share

– Equates to a median research price target of

$36.50 per share

Market Data

Street Consensus Case

Management Case

OVERVIEW OF PBG VALUATION

PBG Valuation Overview

Excludes Synergies

Unaffected Initial Offer Revised Offer

Valuation Summary (1) Price Price Price

$ / Share (4/17/09) (4/20/09) (7/31/09)

$25.20 $29.50 $36.50

Basis: Unaffected Trading Range: $MM

16 35

52-Week High (04/23/08) / Low (11/20/08)

(2)

Comparable Companies Trading Analysis:

6.8x 2009e AV / EBITDA (CCE Multiple) 1,811 26

6.6x 2010e AV / EBITDA (CCE Multiple) 1,870

12.5x Price / 2009e EPS (CCE Multiple) $2.40 30

11.3x Price / 2010e EPS (CCE Multiple) $2.61

(3)

Discounted Future Equity Value:

PV of 13.0x—15.0x 2011e EPS $2.83 32 37

(2)(4)

Precedent Transactions Analysis:

34 50

8.0x—10.0x LTM EBITDA 1,788

(1) Premium to Unaffected Price:

100% Cash Transactions: 40%—150% $25.20 35 63

100% Stock Transactions: 30%—40% $25.20 33 35

All Transactions: 60% 40

$25.20

Affiliated Transactions: 15%—35% (5) $25.20 29 34

(6)

5-Yr DCF: 7.0—8.0% Discount Rate / 1.5% Perpetual Growth:

Management Base Case 33 42

39 50 Management Upside Case

Notes 10 20 30 40 50 60 70

1. All market data as of 7/31/09

2. Metrics assume net debt of $5.3Bn, minority interest of $1.2Bn and 226MM FDSO, as of end of Q2’09

3. Applies a “normalized” NTM P/E multiple range to 2011 EPS, and discounts this back to 7/31/09 at a 10% cost of equity

4. LTM as of Q2’09

5. Affiliated transactions include both minority and majority buy-outs

6. DCF value as of 7/31/09 9

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Project Baseball

OVERVIEW OF PBG VALUATION

PBG Valuation Matrix

PBG Valuation Matrix (1)

$Bn (Except Per Share Figures)

Offer Price Premium to Equity Value Aggregate Value Price / EPS AV / EBITDA Per Share (2) (100%) (100%) (3) Q2’09 LTM

Unaffected Price FY’09

Statistic: $25.20 $2.40 $1,788

$25.20 0.0% $5.5 $12.1 10.5x 6.7x Unaffected (4/17/09)

$29.50 17.1% $6.5 $13.1 12.3x 7.3x Initial Offer (4/20/09)

$33.95 34.7% $7.6 $14.2 14.1x 7.9x Current Price (7/31/09)

$34.50 36.9% $7.8 $14.3 14.3x 8.0x

$35.50 40.9% $8.0 $14.6 14.8x 8.1x

$36.50 44.8% $8.3 $14.8 15.2x 8.3x Revised Offer (7/31/09)

$37.75 49.8% $8.6 $15.1 15.7x 8.5x

$39.75 57.7% $9.1 $15.6 16.5x 8.7x

$40.00 58.7% $9.1 $15.7 16.6x 8.8x

PepsiCo: (4)

$52.13 (2) $81.7 $88.1 14.1x 9.0x Unaffected

$56.75 (5) $89.4 $95.8 15.4x 9.8x Current

Notes

1. Based on balance sheet data as of Q2’09, where applicable

2. Unaffected share price as of 4/17/09

3. EPS based on current median Street consensus estimates as of 7/31/09

4. PEP AV/EBITDA multiples include adjustment for equity in affiliates 10

5. Current price as of 7/31/09

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Section 3

PepsiCo Overview

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PEPSICO OVERVIEW

PepsiCo Relative Share Price Performance

Beginning of 2008 through 31 July 2009

PEP vs. KO & S&P 500 Rebased to PEP Share Price [1]

Price ($ / Share)


Current Price: $56.75
52-Week High: $73.23
52-Week Low: $45.81
7-May-08
Increases annual dividend from $1.50 to $1.70 per share
28-Aug-08
PBG and PepsiCo announce they have completed a joint acquisition of 75.5% stake in Russian juice company JSC Lebedyansky
20-Nov-08
Announces PepsiCo business and brands will invest up to $3Bn in Mexico over the next several years to enable sustained growth
11-May-09
Files suit against PBG and its Board
2-Jun-09
Issues statement reiterating management's expectation of $200MM of transaction-related synergies
23-Jul-09
Announces Q2 earnings slightly ahead of consensus and reaffirms guidance
16-Oct-08
Announces productivity program with 3,300 positions eliminated and a 10% decline in net income for 3Q'08
29-Oct-08
Announces acquisition of Spitz International, the leading maker of sunflower and pumpkin seeds in Canada
13-Feb-09
Cuts 3,500 employees and closes 6 plants
20-Apr-09
Makes unsolicited offers for its two anchor bottlers, PAS and PBG; announces solid Q1 results and reaffirms guidance
100.0
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
-25.2%
-39.3%
-49.7%
1-Jan-08
26-Feb-08
22-Apr-08
17-Jun-08
12-Aug-08
7-Oct-08
2-Dec-08
27-Jan-09
24-Mar-09
19-May-09
31-Jul-09
PEP
KO
S&P 500

Sources FactSet, Company Press Releases

Morgan Stanley

Note
1. Based on daily closing prices

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PEPSICO OVERVIEW

Exchange Ratio Analysis

Exchange Ratio Analysis

Assumes 50/50 Cash/Stock Consideration

As of 31 July 2009

	Date	PEP Share Price	Prem. to PEP Unaffected Price [1]	Prem. / Disc't to PEP Current [2]	Implied Exchange Ratio @ $29.50	Implied Exchange Ratio @ $34.50	Implied Exchange Ratio @ $35.50	Implied Exchange Ratio @ $36.50
	Impl. Prem. to 4/17 Price ($25.20):				*17%*	*37%*	*41%*	*45%*
Spot Price								
1 Day	Jul 31	$56.75	8.9%	0.0%	0.2599	0.3040	0.3128	0.3216
5 Day	Jul 27	$56.34	8.1%	(0.7%)	0.2618	0.3062	0.3151	0.3239
10 Day	Jul 20	$56.08	7.6%	(1.2%)	0.2630	0.3076	0.3165	0.3254
20 Day	Jul 6	$57.13	9.6%	0.7%	0.2582	0.3019	0.3107	0.3194
30 Day	Jun 19	$53.91	3.4%	(5.0%)	0.2736	0.3200	0.3293	0.3385
60 Day	May 7	$49.49	(5.1%)	(12.8%)	0.2980	0.3486	0.3587	0.3688
Avg. Price								
5 Day		$56.40	8.2%	(0.6%)	0.2615	0.3059	0.3147	0.3236
10 Day		$56.33	8.1%	(0.7%)	0.2619	0.3062	0.3151	0.3240
20 Day		$56.18	7.8%	(1.0%)	0.2625	0.3070	0.3159	0.3248
30 Day		$55.61	6.7%	(2.0%)	0.2652	0.3102	0.3192	0.3282
60 Day		$53.87	3.3%	(5.1%)	0.2738	0.3202	0.3295	0.3388
VWAP								
5 Day		$56.39	8.2%	(0.6%)	0.2616	0.3059	0.3148	0.3236
10 Day		$56.32	8.0%	(0.8%)	0.2619	0.3063	0.3152	0.3241
20 Day		$56.13	7.7%	(1.1%)	0.2628	0.3073	0.3162	0.3251
30 Day		$55.63	6.7%	(2.0%)	0.2652	0.3101	0.3191	0.3281
60 Day		$53.70	3.0%	(5.4%)	0.2747	0.3213	0.3306	0.3399

Notes
1. PEP unaffected price was $52.13 as of 4/17/09
2. PEP current price of $56.75 as of 7/31/09

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PEPSICO OVERVIEW

Street Research Perspectives

Broker Recommendations

As of 31 July 2009


Hold
20%
Buy
80%

PEP Analyst Target Price Summary (1)

Broker	Date	Rec.	Target Price	% Prem. to Current (2)
Deutsche Bank	23-Jul	Buy	$62.00	9.3%
Credit Suisse	23-Jul	Buy	$60.00	5.7%
JMS	23-Jul	Buy	$64.00	12.8%
Davenport & Co	23-Jul	Buy	$70.00	23.3%
Gabelli & Co	23-Jul	Hold	NA	NA
Edward Jones	22-Jul	Hold	NA	NA
JPMorgan	22-Jul	Buy	$62.00	9.3%
HSBC	22-Jul	Buy	$60.00	5.7%
Stifel Nicolaus	22-Jul	Buy	$64.00	12.8%
Barclays Capital	22-Jul	Buy	$63.00	11.0%
High			**$70.00**	**23.3%**
Low			**$60.00**	**5.7%**
Median			**$62.50**	**10.1%**

Select Analyst Commentary

- "We appreciate that management does not need to buy the bottlers to fix Gatorade, but **we stick to our view that if indeed PEP intends to excel at becoming an effective innovator of brands, it has to bring in the ownership of the bottlers under one roof.**" *(Credit Suisse 7/23/09)*
- "**We remain attracted to PEP's execution track record, innovation and market positioning, and find the near term EPS accretion under the proposed deal appealing (with upside to synergies)…** Nonetheless, its current valuations have already dropped to near other key staples / food (and even bottlers) which keeps us at a Buy." *(BAS ML 4/21/09)*
- "**The long term benefits from a leaner, faster and advantaged vs. Coke system outweigh the near term return dilution** in our view. PEP will permanently eliminate the risks to system health imposed by bottler profit decisions that consider purely their own economics." *(Deutsche Bank 5/31/09)*
- "**We think the deal makes sense from the standpoint of fixing the growing gap between what the bottlers produce** (lower growth / declining cold-fill products) **and what PEP produces mainly through third parties** (higher growth, higher profit finished goods products – Gatorade, teas, juices)." *(JPMorgan 5/20/09)*

Notes
1. Only includes price targets since PEP Q2 earnings on 7/22
2. As of 7/31/09

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PEPSICO OVERVIEW

PepsiCo Key Financial Assumptions

Based on Street Consensus (1)

Revenue EBITDA (1)

$MM ‘08-11 CAGR 3.7% $MM ‘08-11 CAGR 5.3%

50 48.2 12

10.9

45.6

10.3

45 43.3 43.4

10 9.6

9.4

39.5 8.7 40

8 35

30 6

‘07a ‘08a ‘09e ‘10e ‘11e ‘07a ‘08a ‘09e ‘10e ‘11e

Growth NA 9.6% 0.4% 4.9% 5.8% Growth NA 7.7% 2.5% 7.0% 6.5%

Margin 22.0% 21.7% 22.1% 22.5% 22.7%

EBITDA Less Capex (1) Earnings per Share $MM $ / Share

‘08-11 CAGR 6.8% ‘08-11 CAGR 6.7% Street LTG: 9.6%

10 6

9 8.4 5 $4.47

7.9 $3.68 $3.69 $4.04

8 7.4 4 $3.45

6.9

7 6.3 3

6 2

5 1

4 0

‘07a ‘08a ‘09e ‘10e ‘11e ‘07a ‘08a ‘09e ‘10e ‘11e

Growth NA 6.5% 0.4% 9.6% 10.5%

Note

1. EBITDA and EBIT as shown for historical years exclude one-time charges 15

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PEPSICO OVERVIEW

PepsiCo Valuation Overview

As of 31 July 2009

Unaffected Current

Valuation Summary (1)

Price (4/17) Price (7/31)

$52.13 $56.75

$ / Share

Basis: Unaffected Trading Range: $MM

52-Week High (09/18/08) / Low (03/09/09) 46 73

Analyst Price Targets: (2)

PV of High / Low Price Targets

56 65

(3) Comparable Companies Trading Analysis:

(4)

9.0x—10.5x 2009e AV / EBITDA 9,602 53 63

(4) 54 64

8.5x—10.0x 2010e AV / EBITDA 10,269

14.0x—17.0x Price / 2009e EPS $3.69 52 63

13.0x—15.0x Price / 2010e EPS $4.04 52 61

(5) Discounted Future Equity Value:

PV of 16.0x—18.0x 2011e EPS $4.47 65 73

5-Yr DCF: 6.5—7.5% Discount Rate / 1.5% Perpetual Growth: (6)

Street Consensus Case

68 81

40 50 60 70 80 90

Notes

1. Unaffected price refers to closing price on 4/17/09 prior to PEP approach announcement

2. Analyst target price range of $60 to $70 discounted back 12 months at a 7% cost of equity

3. Estimates based on Street median consensus

4. Aggregate value assumes net debt of $6.4Bn, investments in equity affiliates of $4.1Bn and 1,558MM FDSO as of PEP Q2’09 10Q filing

5. Applies a “normalized” P/E multiple range to 2011 EPS, and discounts this back to 7/31/09 at a 7% cost of equity

6. DCF value as of 7/31/09

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Section 4

Pro Forma Impact

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- Every incremental $100MM of pre-tax synergies would equate to:
  - +$0.04 per share of incremental accretion to PepsiCo
  - +$2.99 per PBG share, assuming 100% of the present value of synergies are attributable to PBG [3]

PRO FORMA IMPACT

PepsiCo Pro Forma Transaction Impact

PEP Acquires PBG Only at Offer Price of $36.50; Assumes 50% Cash / 50% Stock Consideration Mix; Excludes Synergies

PEP Transaction Impact [1]

Statistic	PEP Standalone	Pro Forma
2010 Pro Forma EPS Impact [2]		
2010e EPS ($)	$4.04	$4.08
2010e EPS Accretion / (Dilution) ($)		+$0.04
2010e EPS Accretion / (Dilution) (%)		+1.0%
2011 Pro Forma EPS Impact [2]		
2011e EPS ($)	$4.47	$4.55
2011e EPS Accretion / (Dilution) ($)		+$0.09
2011e EPS Accretion / (Dilution) (%)		+1.9%
Selected Credit Statistics		
Total Debt (Year-End '09)	$9.2Bn	$18.4Bn
Total Debt / 2009e EBITDA	0.9x	1.6x

Offer Statistics [2]

($Bn)

Equity Value being Acquired	$5.7Bn
of which:	
Cash Consideration	$2.9Bn
Net Debt (100%)	$5.3Bn

Notes

1. Underlying estimates based on Street consensus as of 7/31/09; assumes transaction closes at 12/31/09; pro forma impact shown pre-synergies
2. Statistics as of Q2'09; cash consideration excludes transaction-related costs (M&A and legal advisory, financing and other costs) totaling c. $313MM
3. Includes costs to achieve

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Appendix A

Supplemental Materials

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Project Baseball

SUPPLEMENTAL MATERIALS

Illustrative PepsiCo Pro Forma Transaction Impact

PEP Acquires PBG and PAS at Offer Prices of $36.50 and $28.50, Respectively
Assumes 50% Cash / 50% Stock Consideration Mix; Excludes Synergies

- $100MM of pre-tax synergies would equate to:
  - +$0.04 per share of incremental accretion to PepsiCo
  - +$2.99 per PBG share, assuming 100% of the present value of synergies are attributable to PBG [3]

PEP Transaction Impact [1]

Statistic	PEP Standalone	Pro Forma
2010 Pro Forma EPS Impact [2]		
2010e EPS ($)	$4.04	$4.07
2010e EPS Accretion / (Dilution) ($)		+$0.04
2010e EPS Accretion / (Dilution) (%)		+0.9%
2011 Pro Forma EPS Impact [2]		
2011e EPS ($)	$4.47	$4.56
2011e EPS Accretion / (Dilution) ($)		+$0.09
2011e EPS Accretion / (Dilution) (%)		+2.0%
Selected Credit Statistics		
Total Debt (Year-End '09)	$9.2Bn	$21.9Bn
Total Debt / 2009e EBITDA	0.9x	1.8x

Offer Statistics [2]
($Bn)

Equity Value being Acquired	$7.8Bn
of which:	
Cash Consideration	$3.9Bn
Net Debt (100%)	$7.6Bn

Notes

1. Underlying estimates based on Street consensus as of 7/31/09; assumes prices paid of $36.50 for PBG and $28.50 for PAS, respectively; assumes transaction closes at 12/31/09; pro forma impact shown pre-synergies
2. Statistics as of Q2'09; cash consideration excludes transaction-related costs (M&A and legal advisory, financing and other costs) totaling c. $386MM
3. Includes costs to achieve

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SUPPLEMENTAL MATERIALS

Synergies Value

Based on PBG All Shares

Synergies Value per PBG Share

Assumes Synergies Split 50% Between PBG and PAS

% Share

Impact of Synergies of Synergies

300 550 800 Run-Rate ($MM) PBG All Shares (1)

2.0 3.7 5.4 (2) Present Value ($Bn)

25% $2.24 $4.11 $5.97 Per Share Value of Synergies 50% $4.48 $8.21 $11.95 75% $6.72 $12.32 $17.92 100% $8.96 $16.43 $23.89

Notes

1. PBG All Shares includes shares currently owned by PEP; assumes 226.5MM FDSO

2. Represents present value of synergies less costs to achieve; assumes a 7.5% WACC and 0% perpetuity growth 21

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